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                                     AYP CAPITAL
                           CONSOLIDATED STATEMENT OF INCOME


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                                                               Quarter Ended      Year-to-Date Ended   Twelve Months Ended
                                                             December 31, 1998    December 31, 1998     December 31, 1998

ELECTRIC OPERATING REVENUES                            27,893,458          246,983,410           246,983,410

OPERATING EXPENSES:
   Operation:
     Fuel                                               5,980,311           21,136,727            21,136,727
     Purchased Power & Exchange                        15,143,708          210,558,867           210,558,867
     Other                                              1,508,893            6,826,387             6,826,387
   Transmission & Distribution                            416,097            2,373,764             2,373,764
   Cust. Accts & Services                                 590,661            2,814,919             2,814,919
   Administrative & General                             3,099,089           11,409,460            11,409,460
Total Operation & Maintenance                          26,738,759          255,120,124           255,120,124

   Depreciation                                         1,532,532            5,770,210             5,770,210
   Taxes other than income taxes                        1,651,918            6,881,568             6,881,568
   Federal and state income taxes                      (1,612,474)         (10,533,229)          (10,533,229)
              Total Operating Expenses                 28,310,735          257,238,673           257,238,673
              Operating Income                           (417,277)         (10,255,263)          (10,255,263)

OTHER INCOME AND DEDUCTIONS:
   Other income (loss), net                                25,678               99,240                99,240
             Total Other Income and Deductions             25,678               99,240                99,240
             Income Before Interest Charges and
               Preferred Dividends                       (391,599)         (10,156,023)          (10,156,023)

INTEREST CHARGES AND PREFERRED DIVIDENDS:
   Interest on other long-term obligations              2,526,933           10,105,333            10,105,333
   Other interest                                          11,487               53,190                53,190
            Total Interest Charges and
                Preferred Dividends                     2,538,420           10,158,524            10,158,524


Consolidated Net Income (Loss)                         (2,930,019)         (20,314,546)          (20,314,546)


                                  Unaudited










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